UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2013

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio	45342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Teradata Corporation (the “Company) was held on April 30, 2013. At the Annual Meeting, the holders of a total of 142,293,712 shares of the Company’s common stock entitled to vote were present in person or represented by proxy, constituting approximately 85.7% of the total shares issued and outstanding and entitled to vote at the Annual Meeting. Stockholders voted on four matters: a proposal to elect Edward P. Boykin, Cary T. Fu and Victor L. Lund as Class III directors, an advisory (non-binding) vote on executive compensation (a “say-on-pay” vote), a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013, and a stockholder proposal recommending declassification of our board of directors. The number of shares voted with respect to each matter required to be reported herein was certified by an independent inspector of elections and is set forth below:

1. Election of Class III directors for three-year terms expiring at the 2016 Annual Meeting and to hold office until their respective successors are duly elected and qualified.

1a. Edward P. Boykin

For: 127,771,341	Against: 1,483,408	Abstain: 269,552	Broker Non-Votes: 12,769,411

1b. Cary T. Fu

For: 127,696,545	Against: 1,556,498	Abstain: 271,258	Broker Non-Votes: 12,769,411

1c. Victor L. Lund

For: 127,883,125	Against: 1,368,634	Abstain: 272,542	Broker Non-Votes: 12,769,411

2. An advisory (non-binding) vote on executive compensation.

For: 125,156,336	Against: 3,978,967	Abstain: 388,998	Broker Non-Votes: 12,769,411

3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013.

For: 141,677,183	Against: 322,771	Abstain: 293,758

4. Approval of a stockholder proposal recommending declassification of our board of directors.

For: 127,403,331	Against: 1,758,607	Abstain: 362,363	Broker Non-Votes: 12,769,411

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
Laura K. Nyquist General Counsel and Secretary

Dated: May 6, 2013